UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________________________________________

Date of Report (Date of earliest event reported): November 14, 2008

Nephros, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Broadway New York, NY		10032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 781-5113

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2008, Nephros, Inc. (the “Company”) entered into a lease agreement with 41 Grand Avenue, LLC, pursuant to which the Company shall lease facilities consisting of approximately four thousand six hundred eighty-eight (4,688) square feet of space located at 41 Grand Avenue, River Edge, New Jersey. The lease term will commence on December 1, 2008 and will terminate on December 1, 2011. The monthly cost for the lease is approximately seven thousand four hundred twenty-three dollars ($7,423), including monthly electricity fees.

Item 8.01. Other Events.

On November 20, 2008, the Company issued a press release announcing certain operational activities and plans. The full text of this press release is attached hereto as Exhibit 99.1.  The information in this Item 8.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.

 Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1      Press Release issued by Nephros, Inc., dated November 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nephros, Inc.

Date: November 20, 2008	By:	/s/ Gerald J. Kochanski
Gerald J. Kochanski
Chief Financial Officer